UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 22, 2017

TRONC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of tronc, Inc. (the “Company”) appointed Timothy P. Knight, President, troncX, effective February 23, 2017.

Prior to joining the Company, Mr. Knight, age 51, served as President of Advance Ohio, a digital marketing company, since October 2015. Before that, from December 2011 to October 2015, Mr. Knight served as Chief Executive Officer of Wrapports, LLC, a holding company that owns the Chicago Sun-Times, Chicago Reader, and Chicago.com. Mr. Knight holds a B.S. in accounting from Marquette University and a J.D. from DePaul University College of Law.
In connection with his appointment, Tribune Interactive, LLC, a subsidiary of the Company, entered into an employment agreement with Mr. Knight. The term of the employment agreement commences on February 23, 2017, and will expire on February 22, 2019 (the “Employment Term”).
Pursuant to his employment agreement, Mr. Knight will receive an annual base salary of $600,000, subject to periodic adjustment as determined by the Board. He also is eligible to receive an annual cash bonus, with a target of 100% of base salary. The Company will pay Mr. Knight $262,500 for relocation expenses, all of which will be subject to repayment if Mr. Knight’s employment is terminated for cause or he resigns without good reason within the first 24 months of his employment.
Mr. Knight’s employment agreement provides that, if the Company terminates his employment without cause (and other than due to death or disability) or he resigns for good reason, subject to his execution and non-revocation of a release of claims, Mr. Knight will be paid, in addition to his previously-accrued compensation, the following severance: (i) an amount equal to his base salary remaining due under the Employment Term, payable in bi-weekly installments over the remainder of the Employment Term, (ii) any unpaid annual bonus with respect to the calendar year immediately preceding the calendar year of termination of employment, and (iii) a pro-rata amount of the annual bonus based on actual performance with respect to the calendar year of termination of employment. The terms “cause” and “good reason” are defined in his employment agreement. In connection with his commencement of employment, Mr. Knight will receive stock options with respect to 112,500 shares and 187,500 restricted stock units. These equity awards will vest in three equal annual installments over a three year period from the grant date and otherwise be subject to such other terms as set forth in the Company’s 2014 Omnibus Incentive Plan and applicable award agreements.
Mr. Knight’s employment agreement also contains certain restrictive covenants for the Company’s benefit. He also is required to maintain the confidentiality of the Company’s confidential information.
The foregoing description of the employment agreement is qualified in its entirety by reference to the text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Timothy Knight and Tribune Interactive, LLC, effective February 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY
Date: February 27, 2017	By: /s/ Julie K. Xanders Name: Julie K. Xanders Title: Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Timothy Knight and Tribune Interactive, LLC, effective February 23, 2017